Exhibit 99.1

Investor inquiries:

Bill Dunaway, 816-457-6246

billd@fcstone.com

FCStone Group, Inc. Key Monthly Performance Metrics for December 2008

KANSAS CITY, MO., January 30, 2009 – FCStone Group, Inc. (NASDAQ:FCSX), a commodity risk management firm, today reported key monthly performance metrics for December 2008, as follows:

•	OTC volume (in thousands) of 38.3 contracts, compared to 34.2 contracts in November 2008 and 95.9 contracts in December 2007;

•	Exchange-traded contract volume (in thousands) of 5,799.5 contracts, compared to 5,318.5 contracts in November 2008 and 6,284.9 contracts in December 2007; and

•	Customer segregated assets (in millions) of $938.6 as of December 31, 2008, compared to $1,084.3 on November 30, 2008 and $1,180.9 on December 31, 2007.

As the company has previously announced, the release of these selected monthly performance metrics is designed to provide more transparency into the ongoing dynamics of FCStone’s operating environment during the above-referenced time period. The reported performance metrics may fluctuate significantly from month to month, and therefore are not necessarily indicative of the quarterly or annual financial performance of FCStone. In addition, other factors not reflected by the performance metrics may have significant effects on FCStone’s financial performance.

About FCStone Group, Inc.

FCStone Group, Inc., along with its affiliates, is an integrated commodity risk management company providing risk management consulting and transaction execution services to commercial commodity intermediaries, end-users and producers. The firm assists primarily middle market customers in optimizing their profit margins and mitigating exposure to commodity price risk. In addition to risk management consulting services, FCStone, LLC, operates one of the leading independent clearing and execution platforms for exchange-traded futures and options contracts. FCStone Group, Inc., serves more than 8,000 customers and in the 12 months ended November 30, 2008, executed 98.0 million derivative contracts in the exchange-traded and over-the-counter markets. The FCStone Group companies work in all the major commodity areas including agriculture, energy, renewable fuels, foods, forestry, cotton and textile, dairy and currency exchange. Headquartered in the Midwest, it has offices located throughout the world and is a clearing member of all major North American Futures exchanges. FCStone Group, Inc., trades on the NASDAQ Global Select Market under the symbol “FCSX.”

Forward Looking Statements

This press release may include forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to FCStone Group, Inc., are intended to identify forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the Company’s filings with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

Our forward-looking statements speak only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.